[LETTERHEAD OF MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.]


                              Accountant's Consent

The Board of Directors and Stockholders
ComTelco International Inc.

      We consent to the use of our report included herein and to the reference to our firm under the heading "experts" in the Prospectus.


                                    /s/ Merdinger, Fruchter, Rosen & Corso P.C.

                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.

New York, New York
November 6, 1997